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EXHIBIT 5.1

SMITH, GAMBRELL & RUSSELL, LLP ATTORNEYS AT LAW
Telephone	SUITE 3100, PROMENADE II	WEBSITE
(404) 815-3500	1230 PEACHTREE STREET, N.E.	WWW.SGRLAW.COM
facsimile	atlanta, georgia 30309-3592
(404) 815-3509

ESTABLISHED 1893

July 17, 2001

Board of Directors
adam.com, Inc.
1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

    RE:
    Registration Statement on Form S-8
    1,500,000 Shares of Common Stock
    Amended and Restated 1992 Stock Option Plan

Gentlemen:

    We have acted as counsel for adam.com, Inc. (the "Company") in connection with the registration of 1,500,000 additional shares of its $0.01 par value common stock (the "Additional Shares") reserved to the Company's Amended and Restated 1992 Stock Option Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Additional Shares.

    In connection therewith, we have examined the following:

  (1)
  The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

  (2)
  The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

  (3)
  The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

  (4)
  The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").

    Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Additional Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors
adam.com, Inc.
July 17, 2001

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,
SMITH, GAMBRELL & RUSSELL, LLP
/s/ JON H. KLAPPER Jon H. Klapper

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  EXHIBIT 5.1